PRESS RELEASE

FOR IMMEDIATE RELEASE

VERENIUM ANNOUNCES ORGANIZATIONAL CHANGES

CAMBRIDGE, Mass, November 18, 2008 - Verenium Corporation (Nasdaq: VRNM), a pioneer in the development of next-generation cellulosic ethanol and high-performance specialty enzymes today announced the departure of John A. McCarthy, Jr. from the position of Chief Financial Officer effective immediately. Jeffrey G. Black, Vice President and Chief Accounting Officer of Verenium since April of 2005, will serve as interim Chief Financial Officer while Verenium undertakes a search for Mr. McCarthy’s replacement.

“We are confident Jeff will provide excellent continuity and stewardship during this period of transition,” said Carlos A. Riva, President and Chief Executive Officer of Verenium. “John provided valuable contributions to the Company during his tenure here, and we wish him well in his future endeavors. We will be initiating a search for a replacement as our focus shifts to large-scale commercialization of our technologies.”

Prior to joining Verenium, Mr. Black was Executive Director and Corporate Controller at Isis Pharmaceuticals Inc., and prior to that spent three years as a Principal and Interim Financial Executive for Regent Pacific Management Corporation, a financial advisory firm. While with Regent, he served as Vice President of Finance and Corporate Controller for Clarent Corporation and Vice President and Corporate Controller of Accelerated Networks, both telecommunications companies. Mr. Black, who is a certified public accountant, began his career at Ernst & Young. He has over 17 years of experience in accounting, finance, and operations management.

About Verenium
Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and health and nutrition markets. The Company possesses integrated, end-to-end capabilities in pre-treatment, novel enzyme development, fermentation, engineering, and project development and is moving rapidly to commercialize its proprietary technology for the production of ethanol from a wide array of feedstocks, including sugarcane bagasse, dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium's Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium's world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

PRESS RELEASE

Forward Looking Statements
Statements in this press release that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to the Company's operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium's demonstration plant, risks associated with Verenium's ability to obtain additional capital to support its planned operations, risks associated with Verenium's dependence on patents and proprietary rights, risks associated with Verenium's protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium's dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium's technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's quarterly report on Form 10-Q for the three months ended September 30, 2008. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

# # #

Contact:
Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com